LiveCall IR
Professional Investor Relations

INVESTOR RELATIONS AGREEMENT

(Hereinafter called the "Agreement")

This Agreement made effective the 28th day of April 2011, between LiveCall Investor Relations Company, a company incorporated under the laws of the State of Nevada, USA, (hereinafter called "LIVECALL") and Mokita, Inc., a company incorporated under the laws of the State of Nevada, USA, (hereinafter called "MKIT").

WHEREAS LIVECALL is a corporation which has demonstrated capabilities in providing investor relations services to publicly traded companies;

AND WHEREAS MKIT has engaged the services of LIVECALL;

AND WHEREAS upon the request of MKIT, LIVECALL has agreed upon, and subject to the terms and conditions contained in this Agreement, to provide the investor relations services hereinafter set forth to MKIT;

NOW THEREFORE THIS Agreement WITNESSETH that for and in consideration of mutual covenants and agreements hereinafter contained, and all other considerations hereinafter set forth, the parties hereto mutually covenant and agree as follows:

1. THAT LIVECALL shall during the term of this Agreement, perform on behalf of MKIT and provide to MKIT, the following services;
   - Manage inbound and outbound communications with MKIT shareholders, potential investors, and other members of the investment community
   - Manage MKIT investor contact database
   - Provide assistance in drafting of MKIT press releases
   - Publish and moderate a MKIT Investor Community at LIVECALL website
   - Provide MKIT with reporting of investor relations activities.
   - Provide other services as may be required and agreed upon from time to time by the parties.
2. THAT LIVECALL shall use such personnel as it may in their discretion and expertise decide to fulfill his duties and obligations as set forth in the Agreement.
3. THAT the relationship between LIVECALL and MKIT is that of an independent contractor and that nothing herein should be construed to create a partnership, joint venture, or employer-employee relationship. LIVECALL is not an agent of MKIT and is not authorized to make any contract or commitment on behalf of MKIT unless specially requested or authorized to do so in writing by MKIT.
4. THAT LIVECALL shall not disclose any confidential material and/or non-public information related to MKIT's business, except as may be required by law, to customers of MKIT or any other third parties with whom LIVECALL interacts while performing services pursuant to this Agreement, such as, but not limited to, financial transactions, business strategies, product technology, designs, specifications, and marketing strategies. LIVECALL shall hold all such confidential information within its own organization and shall not, without specific prior written consent of MKIT, disclose such information. Such information shall not include general or common knowledge already known to the public.
5. THAT neither of the parties shall at any time make any false or misleading representations, statements, or declarations that could prejudice, harm or embarrass the officers, directors, or shareholders of the other party.
6. THAT in return for the services to be performed by LIVECALL pursuant to the provisions of this Agreement, MKIT shall pay to LIVECALL a recurring monthly fee of TWO THOUSAND U.S. DOLLARS (US$2000.00), due and payable on the first day of each contract calendar month.
7. THAT MKIT will provide to LIVECALL a one-time security and expense deposit of TWO THOUSAND U.S. DOLLARS (US$2000.00), due and payable upon execution of this Agreement.

8. THAT this Agreement shall be for a term of TWELVE (12) months and may be terminated by MKIT or by LIVECALL upon THIRTY (30) days written notice to the other party.

9. THAT the term of this Agreement shall automatically renew for a period of TWELVE (12) months and each successive TWELVE (12) month period thereafter unless terminated pursuant Item 8 of this Agreement.

10. THAT LIVECALL shall have the right to incur reasonable expenses and costs on behalf of MKIT in connection with services provided LIVECALL pursuant to this Agreement, including, but not limited to travel, non-North American long distance phone charges, printing, postage and other expenses and costs, but excluding salaries, bonuses or any compensation to employees hired to assist in fulfilling LIVECALL obligations under this Agreement. LIVECALL shall seek MKIT pre-approval for expenses expected to be greater than TWENTY-FIVE U.S. DOLLARS (US$25.00).

11. THAT neither of the parties hereto has the right to assign, transfer, nor to delegate any of the duties, obligations and rights contained and set forth in this Agreement without prior written consent of the other party.

12. THAT if one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13. THAT this Agreement shall constitute the complete and exclusive agreement between the parties respecting investor relations services. This Agreement may not be amended terminated or superseded except by an agreement in writing between the parties.

14. THIS Agreement shall inure to the benefit of and are binding upon each of the parties hereto and their respective heirs and permitted assigns as fully and as effectually as if the same had been mentioned herein.

15. THIS Agreement shall be governed and construed in accordance with the laws of the State of Nevada. Any controversy or claim arising out of, or relating to this Agreement, or breach thereof, shall be settled under the jurisdiction of the State of Nevada.

IN WITNESS WHEREOF the parties hereto have affixed their hands and seals as of the 28th day of April, 2011.

LIVECALL INVESTOR RELATIONS COMPANY

X ____________________
Gerald Belanger, President

____
Witness

MOKITA, INC.

X ____________________
Irma N. Colón-Alonso, Chief Executive Officer

____
Witness